Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-224026) pertaining to the Houston Wire & Cable Company 2017 Stock Plan of our report dated March 13, 2020, with respect to the consolidated financial statements of Houston Wire & Cable Company as of December 31, 2019 and for the years ended December 31, 2019 and 2018, included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Houston, Texas

March 25, 2021

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